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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF PROGRESS SOFTWARE CORPORATION

North America
       Barbados              Progress Software International Sales Corporation
       Canada                Progress Software Corporation of Canada Ltd.
       Connecticut           Crescent Software, Inc.
       Delaware              NuSphere Corporation
       Delaware              Progress Software International Corporation
       Delaware              Progress Software Corporation
       Delaware              Sonic Software Corporation
       Massachusetts         Apptivity Corporation
       Massachusetts         Progress Security Corporation

Europe
       Austria               Progress Software GesmbH
       Belgium               Progress Software NV
       Czech Republic        Progress Software spol. s.r.o.
       Denmark               Progress Software A/S
       Finland               Progress Software Oy
       France                Progress Software S.A.
       Germany               Progress Software GmbH
       Italy                 Progress Software Italy S.r.l.
       Netherlands           Progress Software B.V.
       Netherlands           Progress Software Europe B.V.
       Norway                Progress Software A/S
       Poland                Progress Software sp. z.o o.
       Spain                 Progress Spain S.A.
       Sweden                Progress Software Svenska AB
       Switzerland           Progress Software A.G.
       United Kingdom        Progress Software Ltd.

Latin America
       Argentina             Progress Software de Argentina S.A.
       Brazil                Progress Software do Brasil Ltda.
       Chile                 Progress Software de Chile S.A.
       Colombia              Progress Software de Colombia S.A.
       Mexico                Progress Software, S.A. de C.V.
       Venezuela             Progress Software de Venezuela C.A.

Other
       Australia             Progress Software Pty. Ltd.
       Hong Kong             Progress Software Corporation Limited
       Japan                 Progress Software K.K.
       Malaysia              Progress Software (M) Sdn Bhd
       Singapore             Progress Software Pte. Ltd.
       South Africa          Progress Software (Pty) Ltd.